N-CSR Item 13(b) - Exhibits: Certifications

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.§ 1350, the undersigned officers of Federated Hermes Money Market Obligations Trust on behalf of Federated Hermes California Municipal Cash Trust, Federated Hermes Institutional Tax-Free Cash Trust, Federated Hermes Georgia Municipal Cash Trust, Federated Hermes Massachusetts Municipal Cash Trust, Federated Hermes New York Municipal Cash Trust, Federated Hermes Pennsylvania Municipal Cash Trust, Federated Hermes Virginia Municipal Cash Trust (the “Registrant”), hereby certify, to the best of our knowledge, that the Registrant’s Report on Form N-CSR for the period ended October 31, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: December 23, 2020

/s/ J. Christopher Donahue

J. Christopher Donahue

Title: President, Principal Executive Officer

Dated: December 23, 2020

/s/ Lori A. Hensler

Lori A. Hensler

Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.§ 1350 and is not being filed as part of the Report or as a separate disclosure document.